Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form SB-2 Registration Statement of our report dated April 10, 2007, for Velocity Oil & Gas, Inc.

We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ Malone & Bailey, PC
Malone & Bailey, PC

Houston, Texas
www.malone-bailey.com

October 1, 2007